                                                                     Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS WARRANT AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, AND MAY NOT
BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO EFFECTUATE SUCH TRANSACTION.


                                WARRANT AGREEMENT
                  To Purchase 2,000,000 Shares of Common Stock
                          Dated as of ___________, 1999

                               ZAP.COM CORPORATION
                              a Nevada Corporation

                         Issue Date: ____________, 1999

         THIS CERTIFIES THAT, AMERICAN INTERNETWORK SPORTS COMPANY, LLC ("American Internetwork"), with a place of business at One Buccaneer Place, Tampa, Florida, for value received, is entitled, upon the terms and subject to the conditions of this Warrant Agreement (the "Warrant Agreement"), to warrants granting the right to subscribe for and purchase fully-paid and non-assessable shares of common stock, par value $.001 per share (the "Common Stock"), of ZAP.COM Corporation, a Nevada corporation (the "Company"). The Company has entered into this Warrant Agreement pursuant to a Consulting Agreement of even date herewith (the "Consulting Agreement") between the Company and the Warrant Holder (defined below).

         1. ISSUANCE OF WARRANTS. On the Issue Date, the Company will issue to American Internetwork or its designees (each a "Warrant Holder") warrants (the "Warrants") to acquire 2,000,000 shares of the Common Stock (the "Shares") on the terms and conditions set forth herein.

         2. EXERCISE PRICE. The Warrants shall have an exercise price of $____ per share of Common Stock, as adjusted pursuant to the provisions of Section 8 of this Warrant Agreement (the "Exercise Price").

         3. VESTING AND TERM.

                  (a) Except as otherwise provided for herein, the term of the Warrants and the right to purchase Shares as granted herein shall vest in the following manner: (i) Warrants for one-third of the Shares will vest on the first anniversary of the Issue Date, (ii) Warrants for an additional one-third of the Shares will vest on the second anniversary of the

Issue Date and (iii) Warrants for an additional one-third of the Shares will vest on the third anniversary of the Issue Date. Notwithstanding the foregoing, all the Warrants shall automatically vest and become immediately exercisable (i) upon the occurrence of a "Change of Control" occurs or (ii) if the Company terminates the Consulting Agreement without Cause (as defined in the Consulting Agreement).

                           As used herein, a "Change in Control" means the
occurrence of any one of the following events:


                           (i) any person or entity other than Zapata
Corporation or any affiliate (as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934) of Zapata Corporation (including Malcolm Glazer or any entity controlled by him) is or becomes the beneficial owner (as defined in Section 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its affiliates) representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding voting securities;


                           (ii) the following individuals cease for any reason
to constitute a majority of the number of directors then serving: individuals who, on the Issue Date, constitute the Company's Board of Directors (the "Board") and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Issue Date or whose appointment, election or nomination for election was previously so approved or recommended;

                           (iii) there is consummated a merger or consolidation
of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person, directly or indirectly, acquired thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates); or

                           (iv) the stockholders of the Company approve a plan
of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all

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

or substantially all of the Company's assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                  (b) Unless this Warrant Agreement and the Warrants are earlier terminated pursuant to Section 9, Vested Warrants may be exercised at any time and from time to time up to 5:00 p.m., Eastern Standard Time, on the fifth anniversary of the Issue Date (the "Expiration Date"), provided the Company has, prior to any such exercise, completed an initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of1933, as amended (an "IPO"); provided, however, that if the Company has not completed an IPO within thirty (30) days prior to such Expiration Date, then the term of the Warrants shall be extended for an additional and the exercise thereof shall be extended for a period of nine (9) months from the completion date of the IPO.

         4.       EXERCISE OF WARRANTS.

                  (a) Exercise. The Warrants and the purchase rights represented thereby are exercisable by the Warrant Holder, in whole or in part, at any time after they vest until 5:00 p.m., Eastern Standard Time, on the Expiration Date in accordance with the procedures set forth in Section 4(b) below. Upon receipt of the items required under Section 4(b) and the Warrant Holder's fulfillment of the other terms of Section 4(b), the Company shall issue to the Warrant Holder a certificate for the number of shares of Common Stock purchased. The Warrant Holder, upon exercise of the Warrants, shall be deemed to have become the holder of the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which the Warrants are exercised. In the event of any exercise of the rights represented by the Warrants, certificates for the Shares so purchased shall be delivered to the Warrant Holder as soon as practical and in any event within ten
(10) business days after receipt of such notice and, unless the Warrants have been fully exercised or expired, new Warrants representing the remaining portion of the Warrants and the underlying Shares, if any, with respect to which this Warrant Agreement shall not then have been exercised shall also be issued to the Warrant Holder as soon as possible and in any event within such ten (10) day period.

                  (b) Method of Exercise. The Warrants may be exercised, at the election of the Warrant Holder, by the tender of the Notice of Exercise in the form attached hereto as Exhibit A (the "Notice of Exercise") and the surrender of the Warrants at the principal office of the Company and by the payment to the Company, by check, cancellation of indebtedness or other form of payment acceptable to the Company, of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising the Warrants for cash, the Warrant Holder may elect to receive Shares equal to the value (as determined below) of the Warrants (or portion thereof being canceled) by surrender of the Warrants at the principal office of the Company together with the duly executed Notice of Exercise in which event the Company shall issue to the Warrant Holder a number of shares of the Common Stock computed using the following formula:

                                   X= Y (A-B)
                                      ------
                                        A

         WHERE X= the number of shares of Common Stock to be issued to the Warrant Holder;

         Y= the number of shares of the Common Stock purchasable under the Warrants or, if only a portion of the Warrants is being exercised, the portion of the Warrants being canceled (at the date of such calculation);

         A= the fair market value of one share of the Company's Common Stock (at the date of such calculation); and

         B= Exercise Price (at the date of such calculation).

For purposes of this Section 4(b), fair market value means, with respect to Common Stock, Awards or other property, as of a particular date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Stock is not so listed, but is quoted in the Nasdaq National Market System, the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., (iv) if the date on which shares of Common Stock are first issued and sold pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission, the Initial Public Offering price of the shares so issued and sold, as set forth in the first final prospectus used in such offering and (v) if such date is prior to the date of the IPO, the price shall be as determined by the Board to be the fair market value.

         5. RESERVATION OF SHARES. The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights to purchase the Shares represented by the Warrants as provided in this Warrant Agreement. All of the Shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, and free and clear of all preemptive rights.

         6. NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant.

         7. NO RIGHTS AS STOCKHOLDER. Neither the Warrants nor this Warrant Agreement shall entitle the Warrant Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise of the Warrant.

         8. ADJUSTMENT RIGHTS. The Exercise Price and the number of shares of Common Stock purchasable under the Warrants issued hereunder are subject to adjustment from time to time, as follows:

                  (a) Merger. If at any time there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the Warrant Holder shall thereafter be entitled to receive upon exercise of the Warrants, during the period specified herein and upon payment of the aggregate Exercise Price due therefor, the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation, to which a holder of the stock deliverable upon exercise of the Warrants issued pursuant to this Warrant Agreement would have been entitled in such merger or consolidation if such Warrants had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interests of the Warrant Holder after the merger or consolidation. The Company will not effect any such merger or consolidation unless, prior to the consummation thereof, the successor corporation shall assume, by written instrument reasonably satisfactory in form and substance to the Warrant Holder, the obligations of the Company under the Warrants and this Warrant Agreement.

                  (b) Reclassification, Etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities which may then be purchased under the Warrants into the same or a different number of securities of any other class or classes, then the Warrants shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the Warrants immediately prior to such subdivision, combination, reclassification or other change.

                  (c) Split, Subdivision or Combination of Shares. If the Company at any time shall split or subdivide its Common Stock, the Exercise Price shall be proportionately decreased and the number of Shares issuable pursuant to the Warrants shall be proportionately increased. If the Company at any time shall combine or reverse split its Common Stock, the Exercise Price shall be proportionately increased and the number of Shares issuable pursuant to the Warrants shall be proportionately decreased. The adjustment shall be such as will give the Warrant Holder upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as the Warrant Holder would have owned had the Warrants been exercised prior to the event and had the Warrant Holder continued to hold such shares until after the event requiring adjustment under this Section 8(c).

                  (d) Stock Dividends. If the Company at any time shall pay a dividend payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend. The Warrants shall thereafter entitle their respective holders to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying (x) the Exercise Price in effect immediately prior to such adjustment by (y) the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  (e) Other Changes. If any change in the outstanding Common Stock or any other event occurs as to which the other provisions of this Section 8 are not strictly applicable or if strictly applicable, would not fairly protect the purchase rights of the Warrant Holder in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number of and class of shares available under the Warrants, the Exercise Price or the application of such provisions, so all adjustments shall be made so that the holders of the Warrant shall not be adversely affected by such transaction. The adjustment shall be such as will give the Warrant Holder upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as the Warrant Holder would have owned had the Warrants been exercised prior to the event and had the Warrant Holder continued to hold such shares until after the event requiring adjustment.

                  (f) Notice of Adjustments; Notices. Whenever the Exercise Price or number or kind of securities purchasable under the Warrants shall be adjusted pursuant to Section 8 hereof, the Company shall issue a certificate signed by its Chief Executive Officer President or Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and the kind and number of securities purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder. The Company shall give written notice to the Warrant Holder at least ten (10) business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions. The Company shall also give written notice to the Warrant Holder at least thirty (30) business days prior to the date on which a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation shall take place.

                  (g) No Change of Warrant Necessary. Irrespective of any adjustment in the Exercise Price or in the number or kind of securities issuable upon exercise of the Warrants, unless the Warrant Holder otherwise requests, the Warrants and this Warrant Agreement may continue to express the same price and number and kind of shares of Common Stock as are stated in this Warrant Agreement as initially executed.

         9. TERMINATION. In the event that the Company terminates the Consulting Agreement for Cause, then the Company may terminate this Warrant Agreement and all Warrants immediately and by written notice to the Warrant Holder. Concurrent with any such termination by the Company this Warrant Agreement, and all unexercised Warrants issued hereunder, shall automatically terminate, be canceled and of no further force and effect.

         10. REDEMPTION. The Warrants represented by this Warrant Agreement are not redeemable by the Company at any time.

         11. COMPLIANCE WITH SECURITIES ACT; TRANSFERABILITY OF WARRANT AND SHARES.

                  (a) Compliance with Securities Act. The Warrant Holder, by acceptance hereof, agrees that the Warrants, and the securities to be issued upon exercise of the Warrants, are being acquired for investment and that such Warrant Holder will not offer, sell or otherwise dispose of the Warrants or any securities to be issued upon exercise of the Warrants except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws. The Warrants and all securities issued upon exercise of the Warrants (unless registered under) the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS

         SUCH REGISTRATION IS NOT REQUIRED TO EFFECTUATE SUCH TRANSACTION, AND IF REASONABLY REQUESTED BY THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT."

                  (b) Transfer. Subject to the provisions of the Securities Act and any applicable state securities laws, the Warrants and any related rights hereunder may be sold, transferred, pledged or otherwise disposed of, in whole or in part, to any person. Any transfer or sale or attempted transfer or sale of rights under this Warrant Agreement or any of the Warrants in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of the Warrant as the owner of the Warrant or any other rights related to this Agreement for any purpose.

                  (c) Exchange, Transfer, Assignment or Loss of Warrants. The Warrants cannot be exchanged, transferred or assigned otherwise than in accordance with the provisions of this Agreement. If the provisions of this Agreement are complied with, upon surrender of the Warrants to the Company with the Assignment Form annexed hereto as Exhibit B duly executed, and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and issue a new Warrant in the name of the heir, devisee or assignee named in such instrument of assignment and the assigned Warrant shall promptly be canceled.

         12. RESTRICTED SECURITIES. The Warrant Holder understands that the Warrants hereunder are exempt pursuant to Section 4(2) of the Securities Act based on the representations of the Warrant Holder set forth herein. The Warrant Holder also understands that if the securities issued pursuant to the exercise of Warrants have not been registered under the Securities Act as of their issue, they will be issued pursuant to the same exemption. The Warrant Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of the investment. The Warrant Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this Agreement, the Warrants the shares, the business of the Company, and to obtain additional information to such Warrant Holder's satisfaction. The Warrant Holder is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

         13. REGISTRATION ON FORM S-8. The Company shall register with the Securities and Exchange Commission all securities issuable under the Warrants to an individual. The registration shall be made under a registration statement on Form S-8 filed by it under the Securities Act. The Company shall register such securities no later than during the first anniversary of the Issue Date and shall take such action as is necessary to maintain the effectiveness of such registration statement and a current prospectus relating thereto as long as portion of the Warrants remain exercisable.

         14.      MISCELLANEOUS.

                  (a) No Consequential Damages. No party hereto shall be entitled to consequential damages as a result of any breach of a covenant, representation or warranty contained herein.

                  (b) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                           (i)      if to the Company, to:

                                    ZAP.COM Corporation
                                    100 Meridian Centre
                                    Suite 390
                                    Rochester, New York 14618

                           (ii)     if to the Warrant Holder, to:

                                    AMERICAN INTERNETWORK SPORTS COMPANY, LLC
                                    One Buccaneer Place
                                    Tampa, Florida 33607

         All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

                  (c) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Warrant Holder and the Company and their respective successors and permitted assigns. No person, other than the Warrant Holder and the Company and their respective successors and permitted assigns, is intended to be a beneficiary of this Agreement.

                  (d)      Amendment and Waiver.

                           (i) No failure or delay on the part of the Company,
or the Warrant Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company and the Warrant Holder at law, in equity or otherwise.

                           (ii) Any amendment, supplement or modification of or
to any provision of this Warrant Agreement, any waiver of any provision of this Warrant Agreement, and any consent to any departure by the Company or the Warrant Holder from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company and the Warrant Holder.

                  (e) Counterparts. This Warrant Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f) Headings. The headings in this Warrant Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law. This Warrant Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law of any jurisdiction.

                  (h) Venue. Any action or proceeding involving the parties hereto shall be adjudicated in a court located in Monroe County, New York. The parties hereto hereby irrevocably consent to the jurisdiction and venue of such courts.

                  (i) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  (j) Entire Agreement. The Consulting Agreement, this Warrant Agreement and the Warrants and exhibits and schedules hereto is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of he subject matter contained herein. This Warrant Agreement and the Warrants, together with the exhibits and schedules hereto, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  (k) Charges; Taxes and Expenses. Issuance of certificates for securities upon the exercise of the Warrants shall be made without charge to the Warrant Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

                  (l) Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or a legal holiday.

                  (m) Lost Warrants. The Company covenants to the Warrant Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Agreement and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of the last Warrant on this Warrant Agreement, the Company will make and deliver a new Warrant or Warrant Agreement, as applicable, of like tenor, in lieu of the lost, stolen, destroyed or mutilated document.

                  (n) Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person, and otherwise fulfilling, or causing the fulfillment of, the various obligations made herein, as may be reasonably required or desirable to carry out or to perform the provisions of this Warrant Agreement and to consummate and make effective as promptly as possible the transactions contemplated by this Warrant Agreement.

         IN WITNESS WHEREOF, this Warrant Agreement has been duly executed and delivered by the authorized individuals of each of the undersigned.


                                            ZAP.COM CORPORATION

                                            By:
                                            Name:    Leonard DiSalvo
                                            Title:   Vice President

                                            AMERICAN INTERNETWORK SPORTS
                                            COMPANY, LLC

                                            By:
                                            Name:
                                            Title:   An Authorized Member

                                    EXHIBIT A

                               NOTICE OF EXERCISE


To:      ZAP.COM Corporation



         1. The undersigned hereby elects to purchase __________ shares of the Common Stock of ZAP.COM Corporation in accordance with the Warrants issued pursuant to the Warrant Agreement, dated as of _______, 1999, by and between ZAP.COM Corporation and the undersigned, and tenders herewith payment of the purchase price of such shares in full.

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned.



                                                    By:


                                                       (Print Name of Signatory)


Date:

                                    EXHIBIT B

                                 ASSIGNMENT FORM

TO:      ZAP.COM Corporation


         The undersigned hereby assigns and transfers unto __________________________ of ______________________________ (please typewrite or print in block letters) the right to purchase ____________ shares of the common stock of ZAP.COM Corporation subject to the Warrant Agreement, dated as of ________, 1999, by and between ZAP.COM Corporation and American Internetwork Sports Company, LLC (the "Warrant Agreement").

         This assignment complies with the provisions of Section 10(c) of the Warrant Agreement and is accompanied by funds sufficient to pay all applicable transfer taxes.


                                              By:

                                                       (Print Name of Signatory)


Date:



                                       13